CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectuses and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our report dated June 28, 2011 on Dreyfus Institutional Cash Advantage Fund for the fiscal year ended April 30, 2011 which are incorporated by reference in Post-Effective Amendment No. 11 to the Registration Statement (Form N-1A Nos. 333-86182 and 811-21075) of Dreyfus Institutional Cash Advantage Funds.

                                                                                                ERNST & YOUNG LLP

New York, New York

August 25, 2011